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                                    CPI CORP.
                (Name of Registrant as Specified in Its Charter)
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                        KNIGHTSPOINT PARTNERS I, L.P.,
            RAMIUS SECURITIES, LLC, RCG AMBROSE MASTER FUND, LTD.
                          and RAMIUS MASTER FUND, LTD.

   (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

--------------------------------------------------------------------------------


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

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


The following press release issued March 18, 2004 relates to the results of the consent solicitation by the Knightspoint group. The Knightspoint group disclaims that such release constitutes soliciting material or is otherwise required to be filed herewith.




CONTACTS:
Thomas A. Long
D.F. King & Co., Inc.
(212) 493-6920

FOR IMMEDIATE RELEASE
---------------------

           Knightspoint Group Delivers to CPI Consents Representing a
           ----------------------------------------------------------
                         Majority of Outstanding Shares
                         ------------------------------

The Knightspoint group announced today that it has delivered to CPI Corp. written consents from holders of a majority of CPI's outstanding common stock consenting to the election of the Knightspoint group's nominees for director of CPI and the adoption of the group's proposals included in such consents. Knightspoint commented, "We have been in contact with the Company's management regarding the prospects for an orderly transition of the Company's board of directors, pending the completion of the Company's inspection of the consents received. Our group's nominees look forward to working with the Company's management and dedicated employees to implement our stated objectives, particularly the goal of further aligning the interests of the Company's customers, employees in the field, management and shareholders, as well as our key partner Sears."

Knightspoint continued, "We believe firmly in the principle that all value ultimately flows from customers and the morale, commitment, and productivity of the employees focused on serving them well. We therefore intend to see that our associates in the field are provided the critical support they need. This support will include rational capital investment to place Sears Portrait Studios at the cutting edge of technology and customer service and the recruitment, development, empowerment and productive retention of great employees in the field and in the support areas at headquarters. We look forward to a productive and aligned partnership going forward and will work for a smooth transition to that end."



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